                                                                     Exhibit 10C





                        INTELLECTUAL PROPERTY AGREEMENT

                         DATED AS OF DECEMBER 30, 1994

                                    BETWEEN

                      RORER PHARMACEUTICALS PRODUCTS INC.

                                      AND

                          CIBA SELF-MEDICATION, INC.

                               TABLE OF CONTENTS


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                                                                           PAGE
ARTICLE 1.    DEFINITIONS.................................................    1

ARTICLE 2.    GRANT.......................................................    2

ARTICLE 3.    PAYMENTS....................................................    3

ARTICLE 4.    TIMING OF PAYMENTS..........................................    3

ARTICLE 5.    REPRESENTATIONS AND WARRANTIES..............................    3

ARTICLE 6.    TRANSFER OF ADVERSE DRUG REACTION INFORMATION ..............    4

ARTICLE 7.    TRADEMARK RIGHTS............................................    5

     7.1   Prosecution, Maintenance and Registration......................    5
     7.2   Infringement or Other Actions..................................    5
     7.4   Ownership of Intellectual Property.............................    6

ARTICLE 8.    THIRD PARTY RIGHTS..........................................    6

ARTICLE 9.    PURCHASE OPTION.............................................    7

ARTICLE 10.   QUALITY CONTROL.............................................    7

ARTICLE 11.   TERMINATION.................................................    8

ARTICLE 12.   MISCELLANEOUS...............................................    9

ARTICLE 13.   NOTICES.....................................................   10

ARTICLE 14.   TERM........................................................   11

ARTICLE 15.   FORCE MAJEURE...............................................   12

ARTICLE 16.   CONFIDENTIALITY.............................................   12

ARTICLE 17.   PUBLICITY...................................................   13

ARTICLE 18.   ASSIGNMENT; AMENDMENT; WAIVER...............................   13

ARTICLE 19.   GOVERNING LAW...............................................   14

ARTICLE 20.   SEVERABILITY................................................   14

ARTICLE 21.   ENTIRE AGREEMENT............................................   14
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

                        INTELLECTUAL PROPERTY AGREEMENT
                        -------------------------------

          INTELLECTUAL PROPERTY AGREEMENT, dated as the 30th day of December, 1994, between RORER PHARMACEUTICALS PRODUCTS INC., a Delaware corporation ("RPP") and CIBA SELF-MEDICATION, INC., a Delaware corporation ("Ciba").

                             Preliminary Statement
                             ---------------------

          1. RPP and Ciba have entered into an Amended and Restated Asset Purchase Agreement dated as of December 22, 1994 (the "Asset Purchase Agreement").

          2. The Asset Purchase Agreement contemplates that this Agreement be executed and delivered by the parties hereto on the Closing Date (as defined in the Asset Purchase Agreement).

          3. RPP owns or has access and/or the rights to certain Intellectual Property (as defined herein) relating to the Business (as defined in the Asset Purchase Agreement).

          4. Ciba desires to acquire the exclusive right to use the Intellectual Property to the same extent as they currently are available for use by RPP.

          5. RPP is willing to grant Ciba the exclusive right to use the Intellectual Property to the same extent as they currently are available for use by RPP.

          In consideration of the premises and of the mutual covenants and obligations set forth herein, the parties hereto agree as set out below.

ARTICLE 1.  DEFINITIONS
            -----------

          Capitalized terms used herein but not otherwise defined herein are used herein as defined in the Asset Purchase Agreement, provided that the word "Seller", when used in the Asset Purchase Agreement, shall be deemed to be replaced with the word "RPP". The following terms, as used in this Agreement, shall have the meanings set forth in this Article 1:

          "AFFILIATE" shall mean all corporations or business entities which, directly or indirectly, are controlled by, control, or are under common control with Ciba or RPP, as the case may be. For this purpose, the meaning of the word "control" shall mean direct or indirect ownership of at least fifty percent

(50%) of the voting shares or interest of such corporation or business entity.

          "AGREEMENT PERIOD" shall mean the period commencing on the Closing Date and extending until January 15, 2002, unless earlier terminated in accordance with the provisions hereof.

          "FISCAL YEAR" shall mean Ciba's fiscal year, which is a fifty-two to fifty-three (52-53) week year based on 4-4-5 week quarters, ending on the last Friday of the calendar year.

          "INTELLECTUAL PROPERTY" shall mean all right, title and interest of RPP in and to (i) the Trademarks and (ii) all goodwill associated with the Trademarks.

          "PAYMENT AMOUNT" shall have the meaning specified in Section 3.1.

          "PRODUCTS" shall mean the products listed on Exhibit A attached hereto and line extensions thereof.

          "TRADEMARKS" shall mean all registered and unregistered trade names, trademarks, trade dress or service marks and applications for registration and registrations therefor and other names, marks, logos or slogans and all variants and abbreviations of the foregoing primarily used or held for use in the Business by RPP or any Related Person, including, without limitation, those identified in Exhibit B hereto.

ARTICLE 2.  GRANT
            -----

          2.1 RPP hereby grants to Ciba during the Agreement Period the exclusive right to use the Intellectual Property and to grant others ("sub-grantees"), subject to the terms of Section 2.3, the right to use the Intellectual Property in the Territory in connection with (a) the development, manufacture, distribution, marketing, advertising and sale of Products in the Territory, (b) the development and manufacture of Products outside the Territory for distribution, marketing, advertising and sale in the Territory and (c) the development and manufacture of Products in the Territory for distribution, marketing, advertising and sale in Canada.

          2.2 (a) Ciba shall not sell Products bearing the Trademarks outside the Territory, nor shall it sell Products bearing the Trademarks to any Person which Ciba knows or has reason to know will sell such Products outside the Territory.

          (b) RPP shall not sell Products bearing the Trademark inside the Territory, nor shall it sell Products bearing the

Trademarks to any Person which RPP knows or has reason to know will sell such Products inside the Territory.

          2.3 Subject to paragraphs 7.4(a) and 18.1, Ciba may grant to any Person all or part of the rights granted to Ciba under Section 2.1 hereof with RPP's consent, which consent shall not be unreasonably withheld or delayed. Ciba's obligations under this Agreement shall not be reduced by virtue of any such grant, and Ciba shall be responsible for ensuring RPP's rights under this Agreement including, but not limited to, RPP's right to exercise quality control pursuant to Article 10 hereof with respect to any sub-grantee.

ARTICLE 3.  PAYMENTS
            --------

          3.1 In consideration of the rights granted in Article 2, Ciba shall in accordance with Article 4 pay RPP for each Fiscal Year (or portion thereof) during the Agreement Period an amount equal to $24,000,000 (in the case of a full Fiscal Year, and a proportionate amount thereof, in the case of a portion of a Fiscal Year) (the "Payment Amount"). Payments made pursuant to this Article shall be made by wire transfer to an account to be designated by RPP in writing.

ARTICLE 4.  TIMING OF PAYMENTS
            ------------------

          4.1 The Payment Amount for each Fiscal Year (or portion thereof) during the Term hereof shall be payable by Ciba on or before January 15 of each Fiscal Year, except that the initial payment shall be made on the Closing Date. In the event this Agreement is terminated for any reason whatsoever before the end of a Fiscal Year for which Ciba has paid the Payment Amount, RPP shall immediately remit to Ciba the proportionate amount of the Payment Amount for the remainder of such Fiscal Year.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES
            ------------------------------

          5.1  RPP warrants and represents that:

               (a) It is the owner of or has the right to use the Intellectual Property and has the right to grant Ciba the exclusive right to use the Intellectual Property, free of any Encumbrances, in the Territory in the manner set forth in this Agreement;

               (b) It has not assigned or conveyed any interest in the Intellectual Property;

               (c) To the best of its knowledge and that of the Related Parties, the use of the Intellectual Property in the Territory in connection with (i) the development, manufacture, distribution, advertising and/or sale of Products in the Territory, (ii) the development and/or manufacture of Products outside the Territory for distribution, marketing, advertising and/or sale within the Territory, and (iii) the development and/or manufacture of Products in the Territory for distribution, marketing, advertising and/or sale in Canada, does not infringe any rights of third parties;

               (d) To the best of its knowledge and that of the Related Parties, no third party is infringing the Intellectual Property;

               (e) It is a corporation duly incorporated and in good standing in its state of incorporation and has all requisite power to enter into and perform this Agreement. Upon execution by the parties hereto, this Agreement shall constitute a valid and legally binding obligation of RPP, enforceable in accordance with its terms;

               (f) It has prosecuted all trademark applications included in the Intellectual Property in good faith and has no reason to believe that any Trademarks included within the Intellectual Property would be invalid or would be held to be unenforceable by a court of competent jurisdiction; and

               (g) It has not, and shall not during the Agreement Period, pledge or in any way encumber the Intellectual Property.

          5.2 Ciba warrants and represents that if any Product line extensions marketed by it consist of Products other than gastrointestinal products, Ciba shall cooperate and consult with RPP regarding development and marketing activities related to such Products.

ARTICLE 6.  TRANSFER OF ADVERSE DRUG REACTION INFORMATION
            ---------------------------------------------

          6.1 All marketing research and similar information developed by Ciba and its Affiliates relating to the Intellectual Property shall remain the property of Ciba or its Affiliates.

          6.2 During the Agreement Period, each of RPP and Ciba shall report to the other as soon as practicable, and no later than three (3) days following its own notification, of any information associated with the use of any Product that pertains to hazards, contraindications, side effects, precautions, or other information pertinent to the safety of such Product. In addition, RPP shall provide Ciba with notice of all adverse reaction information to enable Ciba to meet all regulatory requirements for reporting such adverse reactions in the Territory.

 ARTICLE 7.  TRADEMARK RIGHTS
             ----------------

          7.1  Prosecution, Maintenance and Registration.
               -----------------------------------------

          (a) RPP shall undertake and shall bear all costs of the prosecution, maintenance and registration of the Trademarks in the Territory. RPP shall keep Ciba fully and timely informed in respect to the course and conduct of the registration of the Trademarks and Ciba shall have the right, but not the obligation, to consult and advise RPP regarding such prosecution, maintenance and registration. In connection with RPP's prosecution, maintenance and registration of the Trademarks, Ciba shall reasonably cooperate with RPP by executing any necessary documents, supplying RPP with specimens and performing other reasonable acts.

          (b) Ciba shall be entitled to obtain and own trademarks or service marks which are not confusingly similar with the Trademarks. No payments shall be owed to RPP arising from said trademarks or service marks.

          7.2  Infringement or Other Actions.
               -----------------------------

          (a) If either party shall become aware of any infringement or threatened infringement of the Intellectual Property or any unfair competition, disparagement or other tortious act by any third party in relation to any of the Products, including an action that falls under the provisions of the Lanham Act, 15 U.S.C. (S)1125, or other similar federal or state statute, or an equivalent action in any other country of the world, then the party having such knowledge shall give notice to the other within ten (10) days of becoming aware of such infringement or threatened infringement.

          (b) Ciba shall have the right to take such action as it deems appropriate to protect and maintain the Intellectual Property, including but not limited to bringing an action, suit, proceeding or otherwise to prevent or eliminate the infringement of the Intellectual Property, or the unfair competition, disparagement or other tortious act by any third party in relation to any Product. Without in any way limiting the provisions of Article 9 of the Asset Purchase Agreement, in the event that RPP would be obligated thereunder to indemnify Ciba with respect to such infringement, unfair competition, disparagement or other tortious act, RPP will bear all of Ciba's expenses in connection with any action taken by Ciba in accordance with the preceding sentence. RPP agrees to cooperate with Ciba in any reasonable manner including, but not limited to, being named as a co-plaintiff in an action brought by Ciba. Any damages recovered by Ciba shall be retained by Ciba and RPP shall have no right to any portion of such damages.

          (c) Ciba agrees to cooperate and consult with RPP with respect to its decision whether to take any action of the nature specified in Section 7.2(b), giving due consideration to RPP's views with respect to the necessity or desirability of taking such action. Ciba further agrees that it will take action of the nature specified in Section 7.2(b) if, in Ciba's business judgment, such action is reasonably necessary to protect and maintain the validity of the Intellectual Property.

          7.3 Ciba shall not enter into any agreement to settle any action or suit specified in Section 7.2(b) without the express written consent of RPP, which consent shall not be unreasonably withheld, if such agreement would in any way limit or reduce the nature or scope of Ciba's use, or any other person's use, of the Intellectual Property at the time such agreement is executed or at a future time.

          7.4  Ownership of Intellectual Property.
               ----------------------------------

           (a) Ciba acknowledges that the Intellectual Property belongs to RPP.

           (b) During the Agreement Period (and after the Agreement Period in the event that Ciba does not exercise its option to purchase the Intellectual Property pursuant to Section 9.1 hereof), Ciba shall not challenge RPP's ownership in the Intellectual Property or attempt to register the Intellectual Property in its own name in the Territory.

           (c) Ciba shall not use the Trademarks in any manner which will tarnish, disparage or otherwise have a material adverse effect upon the Trademarks or the goodwill associated therewith.

           (d) Ciba shall not use a materially altered version of any Trademark (including, but not limited to, a Trademark made part of a composite mark) without the prior consent of RPP, which consent shall not be unreasonably withheld. Any materially altered version of a Trademark approved by RPP pursuant to this Section 7.4(d) shall be deemed part of the Intellectual Property hereunder.

ARTICLE 8.  THIRD PARTY RIGHTS
            ------------------

          8.1 If either party shall become aware of any action, or suit, or threat of action or suit, by a third party alleging that the use of any Intellectual Property infringes a trademark or violates any other proprietary rights of any third party, the party aware shall promptly notify the other party of the same and fully disclose the basis therefor.

          8.2 RPP agrees to use its best efforts to defend any such action or suit. RPP agrees to cooperate and consult with Ciba during the course of such defense and to keep Ciba fully informed in respect to all significant aspects of such action or suit. Ciba agrees to assist RPP by providing information in the possession and control of Ciba and to otherwise cooperate with RPP as may be reasonably necessary to such defense. All reasonable out-of-pocket costs and expenses of Ciba in respect to such defense shall be borne by RPP. RPP will indemnify Ciba for any direct and consequential damages and costs that may become payable under a final judgment, decree or decision rendered by a court, tribunal or other authority of competent jurisdiction as a result of any such action or suit.

          8.3 Nothing herein shall authorize RPP to settle any action or suit without the express written consent of Ciba, which consent shall not be unreasonably withheld. Ciba shall have the right at any time, and at its expense, to participate in any such action or suit.

          8.4 Nothing in this Section 8, or in Section 7, shall be construed as a waiver or cure of any breach of any warranties set forth in Section 5, or any release of any claim by Ciba as may be appropriate relating thereto.

ARTICLE 9.  PURCHASE OPTION
            ---------------

          9.1 Ciba will have the absolute, exclusive and unconditional right, upon notice to RPP given at any time on or after the date which is 90 days prior to January 15, 2002, to purchase the Intellectual Property on January 15, 2002 for an amount equal to $143,000,000. In connection with such purchase, RPP shall deliver such documents as Ciba shall reasonably deem necessary or appropriate to evidence or effectuate the transfer of the Intellectual Property to Ciba.

ARTICLE 10.  QUALITY CONTROL
             ---------------

         10.1 Ciba will use commercially reasonable efforts during the Agreement Period to advertise and promote the Products.

         10.2 Ciba agrees that the nature and quality of all goods sold by Ciba covered by the Trademarks shall meet high quality industry standards. Ciba shall comply with applicable federal, state and local laws and regulations in marketing any products under the Trademarks.

         10.3 RPP shall have the following rights to exercise quality control over Ciba's uses of the Trademarks to assure itself of Ciba's adherence to the standards set forth in Section 10.2:

         (a) Ciba shall upon request by RPP, from time to time, submit to RPP a reasonable number of samples of any Products and any packaging, advertising and other materials which use the Trademarks; and

         (b) in the event such samples fail to meet the standards set forth in
Section 10.2 in the reasonable opinion of RPP, then RPP shall have the right, during regular business hours and until such deficiency is cured, to inspect those facilities used by Ciba to manufacture such Products and to make recommendations to Ciba on ways to cure such failure.

ARTICLE 11.    TERMINATION.
               -----------

         11.1 In the event that Ciba shall fail to pay any Payment Amount when due and such failure shall continue for more than 60 days after notice thereof from RPP, RPP may, upon written notice effective upon receipt, terminate this Agreement. In the event of a material breach of any of the quality control provisions set forth in Article 10 hereof by Ciba, RPP shall provide Ciba with written notice specifying in detail the nature of the alleged breach. Ciba shall then have 60 business days, from its receipt of such notice, to cure the breach. If Ciba fails to do so by the end of such 60-business day period, RPP shall provide Ciba with additional written notice of such failure, and Ciba shall then have an additional 60 business days, from its receipt of such notice, to cure the alleged breach. If Ciba fails to do so by the end of such 60-business day period, RPP shall provide Ciba with notice of intent to negotiate. The parties shall then endeavor to cooperate and negotiate in good faith, for a period of 60 business days, their dispute concerning Ciba's alleged breach of the Agreement. If the parties do not resolve their dispute at the expiration of the foregoing negotiation period, RPP shall be entitled to bring suit against Ciba in any court of competent jurisdiction seeking a declaratory judgment that Ciba has materially breached this Agreement and/or injunctive relief to restrain and enjoin Ciba's breaches and any further breaches of the quality control provisions. Ciba agrees that a material breach of the quality control provisions set forth in Article 10 hereof would constitute irreparable harm to RPP, entitling RPP to obtain injunctive relief.

         11.2 Upon the termination of this Agreement (or upon its expiration in the event that Ciba declines to exercise its option to purchase the Intellectual Property under Section 9.1 hereof), all rights granted hereunder to Ciba in the Trademarks and the goodwill associated therewith shall revert to RPP, the security interest granted to Ciba pursuant to Section 12.1 shall terminate and Ciba will execute and file such Form UCC-3s and other documents as may be needed from time to time to evidence the termination of such security interest.

         11.3 Upon the termination of this Agreement (or upon its expiration in the event that Ciba declines to exercise its option to purchase the Intellectual Property under Section 9.1 hereof), Ciba shall have a period of twelve (12) months in which to cease all use of the Trademarks (or of any mark confusingly similar thereto) in the manufacture, sale, distribution, marketing or advertising of its consumer health products.

ARTICLE 12.    MISCELLANEOUS.
               -------------

         12.1 RPP, in receipt of good and valuable consideration, which is hereby acknowledged, grants to Ciba a security interest in and to the Intellectual Property to secure performance of any and all obligations of RPP set out in this Agreement, and agrees to execute and assist Ciba in filing such Form UCC-1s and other documents as may be needed from time to time to perfect such security interest. In the event of a material breach of this Agreement by RPP (other than a breach of the nature specified in the last sentence of this Section 12.1), Ciba shall provide RPP with written notice specifying in detail the nature of the alleged breach. RPP shall then have 60 business days, from its receipt of such notice, to cure the breach. If RPP fails to do so by the end of such 60-business day period, Ciba shall provide RPP with additional written notice of such failure, and RPP shall then have an additional 60 business days, from its receipt of such notice, to cure the alleged breach. If RPP fails to do so by the end of such 60-business day period, Ciba shall provide RPP with notice of intent to negotiate. The parties shall then endeavor to cooperate and negotiate in good faith, for a period of 60 business days, their dispute concerning RPP's alleged breach of the Agreement. If the parties do not resolve their dispute at the expiration of the foregoing negotiation period, Ciba may, but is not required to, exercise the remedies of a secured party under the Uniform Commercial Code, provided, however, that Ciba may not exercise any such remedies unless (i) it is in full compliance with all of its obligations under this Agreement, and (ii) it first pays to RPP all amounts which are due, or would be due, if Ciba had exercised its Purchase Option in accordance with
Article 9 of this Agreement, including all Payment Amounts that would be due under Article 3 and the purchase price set forth in Section 9.1 of this Agreement. It is agreed that a rejection of this Agreement by a trustee in bankruptcy of RPP or a debtor in possession shall be deemed a material breach of this Agreement; upon any such rejection, Ciba may immediately exercise the remedies of a secured party under the Uniform Commercial Code provided Ciba first pays to RPP all amounts set forth in clause (ii) of the immediately preceding sentence.

         12.2 Each of Ciba and RPP shall make commercially reasonable efforts to cooperate and consult with the other regarding development and marketing activities related to the worldwide "Maalox" brand. However, it is specifically understood that Ciba shall, without liability to RPP, have the absolute responsibility and authority in making all marketing and other management decisions regarding "Maalox" within the Territory, and RPP shall, without liability to Ciba, have the absolute responsibility and authority in making all marketing and other management decisions regarding "Maalox" outside the Territory.

         12.3 Ciba shall have the unconditional right during the Agreement Period to make changes in the formulation of any Product. All improvements to, modifications of or adaptations of any of the Products created or developed by or on behalf of Ciba during the Agreement Period (collectively, "Improvements") shall be the property of Ciba. In the event that Ciba does not exercise the purchase option referred to in Article 9 hereof, Ciba shall, upon termination of this Agreement, grant RPP a nonexclusive, perpetual, royalty-free license, in form and substance satisfactory to each of the parties hereto, to use the Improvements in the Territory, and to any IND, NDA or ANDA pertaining to the Improvements.

         12.4 Without in any way limiting the provisions hereof or the terms of the Asset Purchase Agreement, Ciba shall be entitled to the benefit of the indemnification provisions contained in Article 9 of the Asset Purchase Agreement, insofar as they relate to the Intellectual Property, to the same extent as if such provisions were set forth herein in their entirety.

         12.5 Ciba shall have the right, at Ciba's sole option, to record this Agreement in the United States Patent and Trademark Office pursuant to 35 U.S.C.
261. Ciba covenants to discharge any such filing at the end of the Agreement Period if Ciba has not exercised the purchase option referred to in Article 9 hereof.

ARTICLE 13.  NOTICES
             -------

         13.1 All notices or other communications given pursuant hereto by one party hereto to the other party shall be in writing and deemed given when (a) delivered by messenger, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, postage prepaid, return receipt requested, (c) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or
(d) mailed, seven days after being mailed in the U.S. first-class postage prepaid, registered or certified, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other party):

         If to RPP, to it at:

               Rorer Pharmaceuticals Products Inc.
               Delaware Corporate 1, Suite 114
               One Righter Parkway
               Wilmington, Delaware 19803-1510
               Attention:  General Counsel
               Telecopier No.:  (302) 477-0542
               Confirmation No.:  (302) 477-1777

         Copies to:

               Rhone-Poulenc Rorer Pharmaceuticals, Inc.
               500 Arcola Road
               Collegeville, Pennsylvania 19426-0107
               Attention:  General Counsel
               Telecopier No.:  (610) 454-3807
               Confirmation No.:  (610) 454-8000

         If to Ciba, to it at:

               Ciba Self-Medication, Inc.
               581 Main Street
               Woodbridge, New Jersey 07095
               Attention:  President
               Telecopier No.:  (908) 602-6600
               Confirmation No.:  (908) 602-6612

         Copies to:

               Ciba-Geigy Corporation
               444 Saw Mill River Road
               Ardsley, New York 10502
               Attention:  General Counsel
               Telecopier No.:  (914) 479-2199
               Confirmation No.:  (914) 496-5000

ARTICLE 14.  TERM
             ----

         14.1 The term of this Agreement shall begin as of the Closing Date and shall remain in effect for the Agreement Period. Unless and until such Closing occurs, this Agreement shall be of no force and effect.

         14.2 The confidentiality obligations set forth in Section 16 shall survive the expiration of this Agreement.

ARTICLE 15.  FORCE MAJEURE
             -------------

         15.1 Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of this Agreement due to any war, fire, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other contingency beyond such party's reasonable control. In the event of the applicability of this Article, the party affected by such force majeure shall use reasonable efforts, consistent with good business judgment, to eliminate, cure and overcome any of such causes and resume performance of its obligations.

ARTICLE 16.  CONFIDENTIALITY
             ---------------

         16.1  Ciba and RPP each agrees to:

               (a) not disclose any confidential and proprietary information relating to the Intellectual Property to third parties except to: (i) the FDA and any other Governmental Body, or their foreign equivalents, contract manufacturers and clinical investigators; or (ii) Affiliates, sub-grantees, and consultants of Ciba pursuant to a non-disclosure commitment; and

               (b) take such precautions as it normally takes with its own confidential and proprietary information to prevent disclosure of any Intellectual Property that is confidential and proprietary to third parties (except Affiliates, sub-grantees, consultants and contract manufacturers as above).

         16.2 The obligation of maintaining confidentiality under this Article shall not, in any event, apply to any information which:

               (a) at the time of disclosure is or thereafter becomes available to the general public through no fault of the recipient party;

               (b) was lawfully known to, or otherwise was lawfully in the possession of, the recipient party, an Affiliate, or a sub-grantee, prior to the receipt of such information from the disclosing party;

               (c) is obtained by the recipient party from a source other than the disclosing party and other than one who would be breaching a commitment of confidentiality to the disclosing party by disclosing such information to the recipient party; or

               (d) is required to be disclosed pursuant to law to protect the recipient party's interest or in connection with any litigation, investigation or regulatory proceeding, or as otherwise required by law.

ARTICLE 17.  PUBLICITY
             ---------

         17.1 RPP and Ciba agree not to issue any press release or other public statement disclosing the existence of or relating to this Agreement without the prior written consent of the other party, provided, however, that RPP or Ciba shall not be prevented from complying with any duty of disclosure it may have pursuant to law, subject to notifying the other party and giving such other party reasonable time to comment on the same prior to disclosure.

ARTICLE 18.  ASSIGNMENT; AMENDMENT; WAIVER
             -----------------------------

         18.1 (a) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable or transferable by either party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that Ciba or RPP may assign this Agreement and all its rights hereunder to any Affiliate without consent.

               (b) This Agreement may be amended only by written agreement of the parties hereto.

               (c) The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

ARTICLE 19.  GOVERNING LAW
             -------------

         19.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York as though made and to be fully performed in said State.

ARTICLE 20.  SEVERABILITY
             ------------

         20.1 Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

ARTICLE 21.  ENTIRE AGREEMENT
             ----------------

         21.1 This Agreement constitutes the entire understanding between the parties relating to the subject matter hereof, and no amendment or modification to this Agreement shall be valid or binding upon the parties unless made in writing and signed by the representatives of such parties.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first indicated above.

                                           RORER PHARMACEUTICALS PRODUCTS INC.



                                           By:  /s/Paul Leggieri
                                                --------------------------------
                                           Title:  President
                                                   -----------------------------


                                           CIBA SELF-MEDICATION, INC.



                                           By:  /s/Robert Powderly
                                                --------------------------------
                                           Title:  Vice President
                                                   -----------------------------

                                   EXHIBIT A
                                   ---------


                                List of Products
                                ----------------

                                   EXHIBIT B
                                   ---------


                               List of Trademarks
                               ------------------